Exhibit 99.1

Western Sierra Bancorp Reports Record Profitability;

Fully Diluted Earnings per Share Increases to $1.91

for 2004 and $0.51 for the 4th Quarter

CAMERON PARK, California.—(PR NEWSWIRE)—January 20, 2005—Western Sierra Bancorp (NASDAQ: WSBA), a multi-bank holding company, headquartered in Cameron Park, California., announced results for the fourth quarter and year ended December 31, 2004.

Financial Highlights from the year of 2004 vs. 2003:

•                  An increase in GAAP net income of $5.09 million or 51% to $15.04 million

•                  An increase in Fully Diluted GAAP EPS to $1.91 from $1.44 or 33%

•                  GAAP ROA and ROE of 1.33% and 14.95%, as compared to 1.21% and 15.42%

•                  Return on Tangible Equity of 22.69% as compared to 18.46%

•                  Total assets increased $162 million or 16% to $1.2 billion

•                  Total loans increased $115 million or 14% to $936 million

•                  Average core loans (excluding acquisitions) grew $135 million or 25%

•                  Average core deposits (excluding acquisitions) grew $105 million or 18%

•                  Net interest margin remained stable at 5.16%, no change over the prior year

•                  Efficiency Ratio was reduced to 55.2% from 56.5%

•                  Nonperforming assets fell to 0.07% of ending assets from .15%

Financial Highlights from the year of 2004 vs. 2003 excluding merger expenses and a charge for the REIT tax benefit:

•                  Included in GAAP Net Income for 2003 was a charge of $940,000 or $.14 per diluted share for the Real Estate Investment Trust (“REIT”) 2002 tax benefit and after tax merger expenses of $123,000 or $.02 per diluted share

•                  Earnings were $15.04 million, an increase of $4.03 million or 37% from 2003, excluding after tax merger expenses and the charge for the 2002 REIT tax benefit

•                  EPS was  $1.91 vs. $1.59 in 2003, excluding after tax merger expenses and the 2002 REIT tax benefit, an increase of 20%

•                  ROA and ROE, excluding after tax merger expenses and the charge for the 2002 REIT tax benefit, were 1.33% and 14.95%, as compared to 1.34% and 17.07%

Financial Highlights from the 4th quarter of 2004 vs. 2003:

•                  An increase in GAAP net income of $1.8 million or 80% to $4.04 million

•                  An increase in Fully Diluted GAAP EPS to $0.51 from $0.30 or 70%

•                  GAAP ROA and ROE of 1.35% and 15.06%, as compared to 0.92% and 11.71%

•                  Return on Tangible Equity of 22.11% as compared to 15.46%

•                  Net interest margin increased 3 basis points to 5.14% versus 5.11%

•                  Efficiency Ratio increased to 55.3% from 54.9%

Financial Highlights from the 4th quarter of 2004 vs. 2003 excluding merger expenses and a charge for the REIT tax benefit:

•                  Included in GAAP Net Income in the fourth quarter of 2003 was a charge of $940,000 or $.13 per diluted share for the Real Estate Investment Trust (“REIT”) 2002 tax benefit and after tax merger expenses of $66,000 or $.01 per diluted share

•                  Earnings of  $4.04 million, excluding after tax merger expenses and the charge for the 2002 REIT tax benefit, an increase of $793,000 or 24%

•                  EPS of $0.51 vs. $0.44 in 2003, excluding after tax merger expenses and the charge for the 2002 REIT tax benefit, an increase of 16%

•                  ROA and ROE, excluding after tax merger expenses and the charge for the 2002 REIT tax benefit, were 1.35% and 15.06%, as compared to 1.33% and 16.97%

Management Comments

Gary D. Gall, President and CEO of Western Sierra Bancorp, stated, “a twenty-percent increase in core earnings, three denovo branch openings, continued loan and deposit growth as well as record asset quality has resulted in another successful year for our Company. We will continue to execute our three pronged growth strategy in 2005: organic, acquisitive and denovo growth”

Record Earnings and Returns

The Company reported record GAAP earnings of $4,041,000 for the quarter or $0.51 per diluted share, an increase of $1,799,000 or 80% over the quarter ended December 31, 2003 in which earnings were $2,242,000 or $0.30 per diluted share.  For the year ended December 31, 2004, the Company reported GAAP earnings of $15,036,000 or $1.91 per diluted share, an increase of $5,088,000 or 51% over the same period in 2003 in which earnings were $9,948,000 or $1.44 per diluted share.

Excluding merger expenses and the charge for the 2002 REIT tax benefit, of $4,041,000 or $0.51 per diluted share, earnings  increased  $793,000 or 24% over the quarter ended December 31, 2003 in which earnings were $3,248,000, or $0.44 per diluted share.  Management believes that earnings, excluding merger expenses and the charge for the 2002 REIT tax benefit, assist investors by providing another measure of results of operations that excludes items that management believes to be unrelated to core operating activities for the period.

For the year ended December 31, 2004, the Company reported earnings, excluding after tax merger expenses and the charge for the REIT tax benefit, of $15,036,000 or $1.91 per diluted share, an increase of $4,025,000 or 37% over the same period in 2003 in which earnings were $11,011,000 or $1.59 per diluted share.

On a GAAP basis, Return on Average Assets was 1.35% and 1.33% for the quarter and twelve-month period ended December 31, 2004 as compared to 0.92% and 1.21% for the fourth quarter and twelve-month period ended December 31, 2003. Return on Average Equity was 15.06% for the fourth quarter and 14.95% for the twelve-month period ended December 31, 2004 as compared to 11.71% and 15.42% for the fourth quarter and twelve-month period ended December 31, 2003.  Return on Tangible Equity (excludes average Goodwill and other intangible assets from average equity) was 22.11% for the fourth quarter and 22.69% for the year ended December 31, 2004 as compared to 15.46% and 18.46% for the fourth quarter and year ended December 31, 2003.

Strong Loan and Deposit Growth

Total Assets ended the year at a record high of $1.2 billion.  This represents a $162 million or 16% increase over December 31, 2003.  The Company has continued its record of strong loan growth.  Total gross loans grew to $936 million, an increase of $115 million or 14% over a year ago.  Total Deposits grew to a record $1.02 billion; this represents a $150 million or 17% increase over December 31, 2003.

Net Interest Income Reaches Record High

Net interest income increased by $2.63 million or 24% over the fourth quarter of 2003.  The Company’s reported Net Interest Margin (on a fully tax equivalent basis) of 5.14% was up 3 basis points from the fourth quarter 2003.  For the twelve-month period ended December 31, 2004, net interest income increased $13.64 million or 37% and the Net Interest Margin (on a fully tax equivalent basis) of 5.16% was unchanged from the full year  2003. Net interest margin increased 4 basis points in the fourth quarter over the third quarter as the Company has benefited from the recent increase in interest rates as evidenced by the percentage of the loan portfolio at rate floors which has dropped to approximately 22% at December 31, 2004 from 46% at December 31, 2003.  In addition, loan growth has driven the increase in net interest income with the average loan-to-deposit ratio increasing from approximately 89% in the fourth quarter and 89% for the full year  2003 to 91% and 92% in the same periods of 2004.

Superior Asset Quality

Credit quality remains strong with $344,000 or 0.04% loan delinquencies between 30 and 90 days as of December 31, 2004 compared to $398,000 or .05% as of December 31, 2003.  Non-performing assets (delinquent loans over 90 days and REO) as of December 31, 2004 totaled $889,000 or 0.07% of total assets, compared to $1,554,000 or 0.15% of total assets at December 31, 2003.  The allowance for loan and lease losses totaled $13.79 million, or 1.47% of loans outstanding at December 31, 2004, compared to $11.53 million or 1.40% a year ago.  The Company recorded net charge-offs of $96,000 in the fourth quarter of 2004 as compared to $238,000 in the same period of 2003.  For the twelve-month period ended December 31, 2004, net charge-offs were $453,000 as compared to $494,000 for the same period of 2003.

Other Income / Expense and the Efficiency Ratio

In addition to growth in net interest income of 24% for the quarter, the Company grew non-interest income by 21% primarily due to a tax free insurance benefit of approximately $585,000. Operating expenses for the fourth quarter increased $911,000 or 10.2% over the third quarter of 2004.  This increase was primarily attributable to retirement plan charges of approximately $230,000 as a result of Board awards in the fourth quarter, additional retirement accruals of $100,000 as a result of lowering the effective discount rate on all plans to 6.5%, a donation of $100,000 to the Nehemiah Housing Corporation of America, $75,000 in marketing costs for a special promotion and approximately $80,000 in other accruals specific to the fourth quarter.

Largely as a result of these charges in the fourth quarter, total operating expenses excluding amortization of core deposit intangibles grew at a slightly faster rate (24% for the quarter) than net revenue resulting in an increased efficiency ratio of 55.3% in the fourth quarter of 2004 as compared to 54.9% in the fourth quarter of 2003. For the full year 2004, the efficiency ratio was 55.2% as compared to 56.5% throughout 2003.

In addition to growth in net interest income of 36% for the year ended December 31, 2004, the Company grew non-interest income by 11% primarily through increased service charges and fees of $664,000, other income which included the nonrecurring tax free insurance benefit described above and increased investment service fee income of $521,000.

Mortgage premiums fell $937,000 or 24.7% to $3.79 million in 2004 vs. 2003 and $167,000 to $760,000 or 18% in the fourth quarter of 2004 as compared to the fourth quarter of 2003.  This decline was primarily due to rising interest rates which had a negative effect on refinance activity.  Management also opted to portfolio, or hold, approximately $20 million in selected loans during 2004 ($7.9 million in the fourth quarter) that would have contributed approximately $260,000 in mortgage premiums in 2004 and $98,000 in the fourth quarter of 2004.  Thus Mortgage premiums would have declined $677,000 or 14.3% for the year and $69,000 or 7.4% for the fourth quarter had the Company sold these loans which is its normal practice.

Total operating expenses excluding amortization of core deposit intangibles grew at a slower rate (28% for the year) than net revenue which grew at 30.8% resulting in an improved efficiency ratio, which was reduced from 56.5% in 2003 to 55.2% in 2004.

The Company’s tax rate was 35.8% in 2004 vs. 42.2% in 2003.  The primary difference was a charge of $940,000 in 2003 for the Real Estate Investment Trust (“REIT”) and $585,000 in income realized in the fourth quarter of 2004 from a tax free insurance benefit.

Other Information and Disclaimers

Western Sierra Bancorp is comprised of Western Sierra National Bank, Lake Community Bank, Central California Bank and Auburn Community Bank.  The Company operates thirty-two branches and four loan production facilities in the counties of El Dorado, Placer, Sacramento, Lake, Stanislaus, San Joaquin, Calaveras, Amador, Contra Costa, Tuolumne and Butte.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Western Sierra Bancorp and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(Unaudited)	2004	2003	Growth %	2004	2003	Growth %
Interest income:
Interest and fees on loans	$15,680	$12,703	23.4%	$59,078	$44,344	33.2%
Interest on investment securities:
Taxable	498	429		1,736	1,484
Exempt from federal taxes	395	321		1,562	1,410
Interest on Federal funds sold	310	138		707	491
Total interest income	16,883	13,591	24.2%	63,083	47,729	32.2%

Interest expense:
Interest on deposits	2,539	2,029		9,049	8,253
Interest on borrowed funds	629	472		2,287	1,373
Total interest expense	3,168	2,501	26.7%	11,336	9,626	17.8%

Net interest income	13,715	11,090	23.7%	51,747	38,103	35.8%

Provision for loan and lease losses (LLP)	800	615	30.1%	2,710	2,270	19.4%

Net interest income after LLP	12,915	10,475	23.3%	49,037	35,833	36.8%

Non-interest income:
Service charges and fees	1,088	1,129		4,708	4,044
Investment service fee income	104	66		621	100
Net gain on sale and packaging of residential mortgage and government-guaranteed commercial loans	760	927		3,793	4,730

Gain (loss) on sale of investment securities	3	(2)		(9)	18
Other income	972	305		1,643	785
Total non-interest income	2,927	2,426	20.7%	10,756	9,677	11.2%

Other expenses:
Salaries and benefits	5,255	4,313		19,915	15,455
Occupancy and equipment	1,491	1,282		5,783	4,746
Other expenses	2,900	2,055		9,961	7,508
Merger Expenses	—	100		—	186
Amortization of core deposit intangibles	180	134		720	392
Total other expenses	9,826	7,884	24.6%	36,379	28,287	28.6%

Income before income tax	6,016	5,016	19.9%	23,414	17,223	35.9%

Income taxes	1,975	2,774		8,378	7,275
GAAP net income	$4,041	$2,242	80.2%	$15,036	$9,948	51.1%

Net Effect of Reserve for 2002 REIT Tax benefits	—	940		—	940
Merger Expenses Net of Tax	—	66		—	123
Earnings excluding the REIT charge and merger expenses	4,041	3,248	24.4%	15,036	11,011	36.6%

Amortization of core deposit intangibles after tax	117	87		468	254
Cash earnings excluding the REIT charge and merger expenses	$4,158	$3,335	24.6%	$15,504	$11,265	37.6%

EPS - GAAP Net Income:
Basic earnings per share	$0.53	$0.32	65.6%	$1.99	$1.51	31.8%
Fully diluted earnings per share	$0.51	$0.30	70.0%	$1.91	$1.44	32.6%

EPS - Earnings excluding the REIT charge and merger expenses:
Basic earnings per share	$0.53	$0.46	14.3%	$1.99	$1.67	19.3%
Fully diluted earnings per share	$0.51	$0.44	15.6%	$1.91	$1.59	19.8%

EPS - Cash earnings excluding the REIT charge and merger expenses:
Basic earnings per share	$0.55	$0.48	14.5%	$2.05	$1.71	20.2%
Fully diluted earnings per share	$0.52	$0.45	15.8%	$1.96	$1.63	20.7%

Shares used to compute Basic EPS	7,621	7,004		7,557	6,600
Shares used to compute Fully Diluted EPS	7,948	7,386		7,892	6,924

Average Loans	$925,951	$736,299	25.8%	$880,156	$633,641	38.9%

Average Investments	$153,191	$139,381	9.9%	$139,037	$120,280	15.6%

Average Earning Assets	$1,079,142	$875,680	23.2%	$1,019,193	$753,921	35.2%

Average Deposits	$1,019,141	$826,894	23.2%	$957,611	$713,707	34.2%

Average Non-interest Demand Deposits	$270,456	$202,128	33.8%	$246,369	$169,855	45.0%

Average Interest-bearing Liabilities	$806,681	$677,955	19.0%	$773,328	$581,985	32.9%

Average Assets	$1,195,070	$966,850	23.6%	$1,131,179	$823,812	37.3%

Average Equity	$106,718	$75,949	40.5%	$100,594	$64,501	56.0%

Return on Average Assets (GAAP)	1.35%	0.92%		1.33%	1.21%

Return on Average Equity (GAAP)	15.06%	11.71%		14.95%	15.42%

Return on Average Assets (Excluding the REIT charge and merger expenses)	1.35%	1.33%		1.33%	1.34%

Return on Average Equity (Excluding the REIT charge and merger expenses)	15.06%	16.97%		14.95%	17.07%

Return on Tangible Equity (Excluding the REIT charge and merger expenses)	22.11%	22.40%		22.69%	20.44%

Net Interest Margin (FTE)	5.14%	5.11%		5.16%	5.16%

Efficiency Ratio (FTE)	55.3%	54.9%		55.2%	56.5%

Western Sierra Bancorp and Subsidiaries

Consolidated Balance Sheet

(dollars in thousands)

(Unaudited)	December 31, 2004	December 31, 2003	Growth %
ASSETS:
Cash and due from banks	$29,975	$38,584
Federal funds sold	74,630	17,380
Cash and cash equivalents	104,605	55,964	86.9%

Interest-bearing deposits	1,200	4,198
Loans held for sale	2,685	940
Investment securities:
Trading	42	28
Available for sale (amortized cost $81,105 in 2004 and $78,156 in 2003)	82,521	79,502
Held to maturity (market value of $3,202 in 2004 and $4,219 in 2003)	3,067	4,058
Total investments	85,630	83,588	2.4%
Portfolio loans and leases:
Real estate mortgage	600,108	495,948
Real estate construction	199,140	195,889
Commercial	119,823	109,685
Agricultural	11,514	12,185
Installment	4,160	5,795
Lease financing	1,768	2,016
Total gross loans and leases	936,513	821,518	14.0%
Deferred loan and lease fees, net	(3,008)	(2,729)
Allowance for loan and lease losses	(13,786)	(11,529)
Net portfolio loans and leases	919,719	807,260	13.9%

Premises and equipment, net	20,808	19,591
Other real estate
Goodwill and other intangible assets	33,913	34,731
Other assets	29,530	29,439
Total Assets	$1,198,090	$1,035,711	15.7%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Non-interest bearing deposits	$272,250	$221,898	22.7%
Interest bearing deposits:
NOW, money market and savings	405,967	340,922
Time, over $100,000	185,935	145,608
Other time	158,814	164,710
Total deposits	1,022,966	873,138	17.2%

Borrowed funds	21,500	20,650
Subordinated debt	36,496	36,496
Other liabilities	6,953	11,990
Total liabilities	1,087,915	942,274	15.5%

Shareholders’ equity:
Preferred stock - no par value; 15,000,000 shares authorized; none issued
Common stock - no par value; 15,000,000 shares authorized; issued - 7,629,762 shares in 2004 and 7,439,030 shares in 2003	68,125	66,459
Retained earnings	41,133	26,097
Accumulated other comprehensive income	917	881
Total shareholders’ equity	110,175	93,437	17.9%
Total Liabilities and Shareholders’ Equity	$1,198,090	$1,035,711	15.7%

Allowance for loan and lease losses to Gross Loans	1.47%	1.40%

Ending Delinquent Loans	$344	$398

Ending Non Performing Loans (non accrual and > 90 days)	$889	$1,554

Total Non Performing Loans and REO - Non Performing Assets	$889	$1,554

YTD Net Charge-offs	$453	$494

YTD Net Charge-offs as a % of Avg Loans	0.05%	0.08%

Non Performing Assets as a % of Total Assets	0.07%	0.15%

Total Risk Based Capital To Risk Weighted Assets	12.58%	12.12%

Tier 1 Capital to Risk Weighted Assets	11.33%	10.29%

Tier 1 Capital to Average Assets (Leverage Ratio)	9.48%	8.83%

Contact Information:

Western Sierra Bancorp

Gary D. Gall/Anthony J. Gould, 530/677-5600